NEWS

ENROLLMENT COMPLETE IN COLUMBIA LABORATORIES'
PHASE III STUDY OF PROCHIEVE 8% TO REDUCE PRETERM BIRTH

PREGNANT Study results expected around the end of the year

LIVINGSTON, NJ — June 8, 2010 — Columbia Laboratories, Inc. (Nasdaq: CBRX) today announced it completed enrollment in the PREGNANT (PROCHIEVE Extending GestatioN A New Therapy) Study last week.  This randomized, double-blind, placebo controlled Phase III clinical study is evaluating the safety and efficacy of PROCHIEVE® 8% (progesterone gel) to reduce the risk of preterm birth in women with a cervical length between 1.0 and 2.0 centimeters as measured by transvaginal ultrasound at mid-pregnancy.

“We are pleased to have completed enrollment in this important clinical program,” said Frank C. Condella, Jr., Columbia’s president and chief executive officer.  “All patients were enrolled at mid-pregnancy, so the last infant could be born as late as mid-November.  We intend to report top line study results four to six weeks later.  If data from the PREGNANT Study are positive, we expect to file an NDA for PROCHIEVE 8% in this new indication with the FDA in 2011.”

The PREGNANT study enrolled 465 healthy pregnant women between the ages of 15 and 45 at more than 40 sites in 10 countries.  Nearly half of the subjects were enrolled in the U.S.  Subjects were randomly assigned to receive either PROCHIEVE 8% or placebo vaginal gel once daily until the earlier of 37 weeks gestation or delivery.  The primary endpoint of this study is the reduction in the incidence of preterm birth at less than or equal to 32 6/7 weeks gestation vs. placebo.  Secondary outcomes include improvements in infant outcomes, reductions in the frequency of neonatal morbidities, mortalities and admissions for preterm labor, and the reduction in the frequency of preterm birth at less than or equal to 27 6/7  and 34 6/7, and less than 36 6/7, weeks gestation.  Previous studies have shown that administering progesterone to women with a short cervix at mid-pregnancy can delay delivery and reduce the number of neonatal intensive care unit (“NICU") admissions and the number of days in the NICU, indicators of neonatal morbidity.

One of every eight live born infants is born prematurely; short cervix is the single most important predictor of preterm birth. There are currently no products approved for the prevention of preterm birth.

About Short Cervix
Women who have a cervical length of 3.0 centimeters or less when measured by transvaginal ultrasound at mid-pregnancy are at increased risk for preterm birth. It is estimated that 10% and 30% of pregnant women have a cervical length of less than 2.5 and 3.0 centimeters, respectively, when measured at mid-pregnancy.
About CRINONE/PROCHIEVE
CRINONE® 8% (progesterone gel) is currently used for progesterone supplementation or replacement as part of an Assisted Reproductive Technology (ART) treatment for infertile women with a progesterone deficiency. Patient preference for CRINONE 8% has been demonstrated in five clinical trials. This product is also available under the trade name PROCHIEVE®. For more information, please visit www.crinoneusa.com.

The most common side effects of CRINONE 8%/ PROCHIEVE 8% include breast enlargement, constipation, somnolence, nausea, headache, and perineal pain. CRINONE 8%/ PROCHIEVE 8% is contraindicated in patients with active thrombophlebitis or thromboembolic disorders or a history of hormone associated thrombophlebitis or thromboembolic disorders, missed abortion, undiagnosed vaginal bleeding, liver dysfunction or disease, and known or suspected malignancy of the breast or genital organs.

About Columbia Laboratories
Columbia Laboratories, Inc. is a specialty pharmaceutical company focused on developing and commercializing products for the women’s healthcare and endocrinology markets that use its novel bioadhesive drug delivery technology. Columbia’s United States sales organization markets CRINONE® 8% (progesterone gel) in the United States for progesterone supplementation as part of an Assisted Reproductive Technology treatment for infertile women with progesterone deficiency and STRIANT® (testosterone buccal system) for the treatment of hypogonadism in men. Columbia's partners market CRINONE 8% and STRIANT to foreign markets.

On March, 3, 2010, Columbia entered into a definitive agreement to sell, subject to stockholder approval, substantially all of its progesterone related assets, including its preterm birth patents and applications, and 11.2 million shares of common stock to Watson Pharmaceuticals, Inc. (the “Watson Transaction”) for a $47 million upfront payment plus royalties of 10 to 20 percent of annual net sales of certain progesterone products. Additional payments up to $45.5 million can be earned by the successful completion of clinical development milestones in the ongoing PREGNANT Study, regulatory filings, receipt of regulatory approvals and product launches. Watson will fund the development of a second-generation vaginal progesterone product as part of a comprehensive life-cycle management strategy. The closing of the transaction is subject to customary conditions, including approval by Columbia’s stockholders. Columbia will retain certain assets and rights to its progesterone business, including all rights necessary to perform its obligations under its agreement with Merck Serono S.A. On June 1, 2010, Columbia announced the signing of a $15 million subordinated term loan with Watson.

Columbia's press releases and other company information are available at Columbia's website at www.columbialabs.com and its investor relations website at www.cbrxir.com.

Additional Information about the Watson Transactions and Where to Find It
In connection with stockholder approval of the sale of the assets contemplated by the Purchase and Collaboration Agreement and certain other matters, on June 1, 2010, Columbia filed with the SEC a definitive proxy statement and has mailed to its security holders such statement and other materials. THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION ABOUT COLUMBIA, WATSON, THE SALE OF THE ASSETS PURSUANT TO THE PURCHASE AND COLLABORATION AGREEMENT, AND RELATED MATTERS.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED SALE OF THE ASSETS AND THE OTHER MATTERS DESCRIBED THEREIN.  Free copies of the proxy statement and other documents filed with the SEC by Columbia  can be obtained through the website maintained by the SEC at www.sec.gov. In addition, free copies of the proxy statement will be available from Columbia by contacting Lawrence A. Gyenes at (973) 486-8860 or lgyenes@columbialabs.com, or on Columbia’s investor relations website at www.cbrxir.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This communication contains forward-looking statements, which statements are indicated by the words “may,” “will,” “plans,” “believes,” “expects,” “anticipates,” “potential,” and similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those projected in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Factors that might cause future results to differ include, but are not limited to, the following: approval of the sale of the assets and other matters contemplated by the Purchase and Collaboration Agreement with Watson Pharmaceuticals, Inc., by Columbia's stockholders; the successful marketing of CRINONE® and STRIANT® in the United States; the successful marketing of CRINONE by Merck Serono outside the United States; the timely and successful completion of the ongoing Phase III PREGNANT (PROCHIEVE® Extending Gestation A New Therapy) Study of PROCHIEVE 8% to reduce the risk of preterm birth in women with a short cervix at mid-pregnancy; successful development of a next-generation vaginal progesterone product; success in obtaining acceptance and approval of new products and new indications for current products by the United States Food and Drug Administration and international regulatory agencies; the impact of competitive products and pricing; our ability to obtain financing in order to fund our operations and repay our debt as it becomes due; the timely and successful negotiation of partnerships or other transactions; the strength of the United States dollar relative to international currencies, particularly the euro; competitive economic and regulatory factors in the pharmaceutical and healthcare industry; general economic conditions; and other risks and uncertainties that may be detailed, from time-to-time, in Columbia’s reports filed with the SEC. Completion of the sale of the assets under the Purchase and Collaboration Agreement with Watson Pharmaceuticals, Inc., and the other transactions disclosed in the Company's press release dated March 4, 2010 and in the definitive proxy statement filed with the SEC on June 1, 2010, are subject to various conditions to closing, and there can be no assurance those conditions will be satisfied or that such sale or other transactions will be completed on the terms described in the Purchase and Collaboration Agreement with Watson Pharmaceuticals, Inc., or other agreements related thereto or at all. All forward-looking statements contained herein are neither promises nor guarantees. Columbia does not undertake any responsibility to revise or update any forward-looking statements contained herein.

CRINONE®, PROCHIEVE® and STRIANT® are registered trademarks of Columbia Laboratories, Inc.

Contact:
Lawrence A. Gyenes
Senior Vice President, Chief Financial Officer & Treasurer
Columbia Laboratories, Inc.
(973) 486-8860

Seth Lewis
Vice President, The Trout Group LLC
(646) 378-2952

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